EXHIBIT 10.1

LIGHTBRIDGE CORPORATION

2020 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT

The Compensation Committee of the Board of Directors (the “Board”) of Lightbridge Corporation, a Nevada corporation (the “Company”), granted an award of shares of Performance-Based Restricted Stock Awards (the “Shares”), under the Lightbridge Corporation 2020 Omnibus Incentive Plan (the “Plan”), to the Grantee named below. This Performance-Based Restricted Stock Award Agreement (the “Agreement”) evidences the terms of the Company’s grant of the Shares on the terms and subject to the conditions set forth herein and in the Plan. Any capitalized term in this Agreement shall have the meaning assigned to it in this Agreement or in the Plan, as applicable.

A. NOTICE OF GRANT

Name of Grantee:

Number of Shares of Performance-Based Restricted Stock Awards:

Grant Date:

Vesting Condition: Except as provided otherwise in this Agreement or the Plan (including but not limited to Section 10(c) of the Plan which provides for accelerated vesting upon certain terminations in connection with a Change of Control), and subject to Grantee’s continuous Service (as defined below), the Shares shall vest, and the forfeiture provisions set forth in this Agreement shall lapse in accordance with Schedule A attached hereto.

B. PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT

1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, the Company granted to Grantee the number of Shares set forth in the Notice of Grant, effective on the Grant Date set forth in the Notice of Grant, and subject to the terms and conditions of the Plan, which is incorporated herein by reference.

The Shares will be issued by the Company in book entry form only, in the name of the Grantee. The Grantee agrees that the Shares shall be subject to the restrictions on transfer set forth in Section 2 of this Agreement and the forfeiture provisions set forth in Section 4 of this Agreement. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern.

2. Transfer Restrictions. Grantee shall not sell, transfer, assign, pledge or otherwise encumber or dispose of, by operation of law or otherwise, the Shares, or any interest therein, until such Shares have vested.

3. Vesting; Lapse of Restrictions. Except as provided otherwise in this Agreement and the Plan (including but not limited to Section 10(c) of the Plan which provides for accelerated vesting upon certain terminations in connection with a Change of Control), provided the Compensation Committee determines that the Vesting Condition described in the Notice of Grant has been satisfied, if Grantee has been in continuous service to the Company or another entity the service providers of which are eligible to receive Awards under the Plan from the Grant Date to the date of achieving a Vesting Condition (each, a “Vesting Date”) as an employee, director, consultant and/or advisor (herein referred to as “Service”), the Shares shall vest on the Vesting Date as provided for in the Vesting Condition. For the avoidance of doubt, the change in Grantee’s status from one type of service to another, such as from employee to consultant, shall not by itself cause Grantee’s Service to terminate. If Shares have vested, as soon as practicable after the Vesting Date, the Company will cause the restrictive legends, as set forth in Section 6 of this Agreement, to be removed with respect to those Shares. Only following the removal of such restrictive legends may the Grantee transfer the Shares (subject to applicable securities law requirements and the Company’s policies and procedures).

4. Termination of Service. If Grantee terminates Service prior to a Vesting Date for any reason, or the Compensation Committee determines that a Vesting Condition has not been satisfied, Grantee shall not be entitled to any unvested Shares, Grantee shall forfeit all of Grantee’s right, title and interest in and to the unvested Shares as of the earlier of the date of termination or (with respect to a Vesting Condition) the date of such determination, and such unvested Shares shall revert to the Company without further consideration or any act or action by Grantee. Section 10(c) of the Plan provides for accelerated vesting with respect to certain terminations in connection with a Change of Control.

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5. Leave of Absence. For purposes of the Shares, Service does not terminate when Grantee goes on a bona fide employee leave of absence that was approved by the Company or an Affiliate in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, Service will be treated as terminating 90 days after Grantee went on the approved leave, unless Grantee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends unless Grantee immediately returns to active Service. The Compensation Committee determines, in its sole discretion, which leaves of absence count for this purpose, and when Service terminates for all purposes under the Plan.

6. Restrictive Legends. The book entry account reflecting the issuance of the Shares in the name of the Grantee shall bear a legend or other notation upon substantially the following terms:

“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Performance-Based Restricted Stock Award Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

7. Rights as Shareholder. Except as otherwise provided in this Agreement, for so long as Grantee is the registered owner of the Shares, Grantee shall have all rights as a shareholder with respect to the Shares, whether vested or unvested, including, without limitation, rights to vote the Shares and act in respect of the Shares at any meeting of shareholders; provided that any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to unvested Shares shall be paid to Grantee only if and when such Shares vest as provided in Section 7(c)(1) of the Plan. If Grantee forfeits any rights he or she may have to the Shares in accordance with Section 4, Grantee shall no longer have any rights as a shareholder with respect to the unvested Shares or any interest therein and Grantee shall no longer be entitled to receive any Unvested Dividends relating to such Shares.

8. Payment of Taxes. No later than 30 days after the Grant Date, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Board regarding payment of, any federal, state and local or other income and employment taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee. The withholding requirement may be satisfied, in whole or in part, at the election of the Company, by allowing Grantee to surrender to the Company a number of Shares from this award having a fair market value (valued in the manner determined by (or in a manner approved by) the Company) on the date of withholding equal to the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain Shares having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of Shares (up to the number of Shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the applicable tax liability.

9. Effect of Prohibited Transfer. If any transfer of Shares is made or attempted to be made contrary to the terms of this Agreement, the Company shall have the right to disregard such transfer and to terminate this award of Shares as a result of such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available. The Company may refuse for any purpose to recognize any transferee who receives Shares contrary to the provisions of this Agreement as a holder of the Shares.

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10. Investment Representations. The Compensation Committee may require Grantee (or Grantee’s estate or heirs) to represent and warrant in writing that the individual is acquiring the Shares for investment purposes and without any present intention to sell or distribute such Shares and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

11. Continued Service. Neither the grant of the Shares nor this Agreement gives Grantee the right to continue Service with the Company or its Affiliates in any capacity. The Company and its Affiliates reserve the right to terminate Grantee’s Service at any time and for any reason not prohibited by law.

12. Governing Law. The validity and construction of this Agreement and the Plan shall be construed in accordance with and governed by the laws of the State of Nevada other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and this Agreement to the substantive laws of any other jurisdiction.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

14. Tax Treatment. Grantee may incur tax liability as a result of the grant of the Shares, the payment of dividend equivalents or the disposition of the Shares upon the vesting of the Shares. Grantee should consult his or her own tax adviser for tax advice.

15. Amendment. The terms and conditions set forth in this Agreement may only be amended by the written consent of the Company and Grantee, except to the extent set forth in the Plan.

16. 2020 Omnibus Incentive Plan. The Shares and payment of dividend equivalents granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been provided to Grantee. A copy of the Prospectus for the 2020 Omnibus Incentive Plan shall also be provided to Grantee.

LIGHTBRIDGE CORPORATION

By:
Name:
Title:

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Schedule A

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